Exhibit 1.01
Kimberly-Clark Corporation
Conflict Minerals Report
For the Year Ended December 31, 2025
This Conflict Minerals Report of Kimberly-Clark Corporation has been prepared for the period from January 1, 2025 to December 31, 2025. Unless the context indicates otherwise, “Kimberly-Clark,” “we,” “us” and “our” refer to Kimberly-Clark Corporation and its consolidated subsidiaries.
During 2025, certain of our operations manufactured, or contracted to manufacture, products for which 3TGs (as defined below) are necessary to their functionality or production (“Covered Products”). The term “3TGs” refers to columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten. The vast majority of our products do not contain 3TGs and our revenue from sales of Covered Products in 2025 was immaterial relative to our total net sales. In 2025, we manufactured or contracted for manufacture Covered Products primarily through our professional product categories. We have no reason to believe that any of the Covered Products are in our consumer product categories.
Electronic components account for a significant majority of any 3TGs present in our Covered Products. Electronic components commonly contain 3TGs for a variety of reasons (for example tin is usually present in solder). The Covered Products include dispensers (e.g., for hand sanitizers, soaps and paper products) which contain electronic sensors and actuators.
We have developed a conflict minerals compliance program reasonably designed to identify whether the 3TGs in our Covered Products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda or Zambia) (collectively, the “Covered Countries”), or whether any of the 3TGs in our Covered Products are from recycled or scrap sources. Our conflict minerals compliance program is overseen by an internal team of subject matter experts from key functions (“Core Team”).
Description of Our Reasonable Country of Origin Inquiry
We have conducted a reasonable country of origin inquiry (“RCOI”) that was designed to determine whether any of the 3TGs in our Covered Products originated from one of the Covered Countries or was from recycled or scrap sources.
In conducting our RCOI, we used a risk-based approach. First, we identified our product materials which contain or potentially contain 3TGs necessary to their functionality or production. Second, we identified the direct suppliers of the materials, components and finished goods supplied to us for those products. Third, we risk-stratified each supplier’s “materials risk” based on the likelihood that the product materials they supply to us contain 3TGs. Fourth, we conducted a supply chain survey of our direct suppliers to provide information on the origin of any 3TGs contained in materials supplied to us in our Covered Products, including sources of 3TGs supplied to these direct suppliers from second-tier suppliers, as well as suppliers further upstream.
Our survey included those suppliers rated with a materials risk of high risk and medium risk. We have determined that it is not necessary to survey our low risk and very low risk rated suppliers, based on a sampling program we conducted in past years in which we surveyed certain of these suppliers. This sampling program allowed us to confirm that the materials associated with our low risk and very low risk suppliers do not contain 3TGs.
Our supply chain survey employed an industry-standard Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative of the Responsible Business Alliance (“RMI”). The CMRT was developed to facilitate general disclosures and information regarding smelters and refiners that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free minerals policy, the engagement process with its direct suppliers and identification of the smelters and refiners used by the supplier.
As of May 19, 2026, 100% of our direct suppliers included in the supply chain survey have responded with a completed CMRT or acceptable declaration. We compared the list of smelters and refiners provided in our suppliers’ responses to the lists maintained by the RMI and, if a supplier indicated that a facility was certified as conformant, confirmed that the facility was listed on the RMI’s list of smelters or refiners that are conformant with the Responsible Minerals Assurance Process (“RMAP”) assessment protocols. For suppliers that were not listed as RMAP conformant we checked their status under other internationally recognized programs such as the London Bullion Market Association Good Delivery program (“LBMA”) and the Responsible Jewelry Council Chain-of-Custody Certification program (“RJC”). One supplier indicated that its supply chain may include up to five smelters that potentially could be sourcing from the Covered Countries; however, we have validated in the due diligence process described below that these smelters have been certified as RMAP conformant. Many of the supplier responses were unable to specify all smelters or refiners used for materials supplied to us. Furthermore, many of the responses were provided at the company or division level, rather than the product level, and therefore, their list of smelters and refiners cannot be definitively linked to the products they provided to us.
Due Diligence Process
Following our RCOI, we conducted a due diligence review of the source and chain of custody of the 3TGs contained in our Covered Products. Our due diligence measures were designed to conform in all material respects with the framework in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten.
Management Systems and Controls
Internal Team
We have a centralized, cross-functional conflict minerals Core Team to oversee the implementation and daily administration of the program, which includes geographically diverse representation from the following departments: Procurement; Legal; and Environmental, Health, Safety & Sustainability. The Core Team periodically reports to senior management on program developments and progress. Our Senior Vice President and Chief Supply Chain Officer serves as the executive sponsor of the Conflict Minerals Compliance program.
Control Systems
We address 3TGs sourced from the Covered Countries in our Supplier Social Compliance Standards and our Supplier Stewardship Standards, which are embedded in our Purchase Order Terms and Conditions and certain of our supplier agreements, as well as posted in the Suppliers section of our website: http://www.kimberly‑clark.com.
Our suppliers are required to source responsibly and adhere to our Supplier Social Compliance Standards, which require suppliers to source 3TGs from smelters and refiners who source outside of the Covered Countries or that are designated as “conformant” by the RMI. We engage independent third-party audit firms to conduct Supplier Social Compliance audits (on-site inspections) of suppliers of certain commodity categories, particularly contract manufacturers. If an assessment reveals that the supplier is in violation of our Supplier Social Compliance Standards, we require that the supplier submit documentation showing that violations have been addressed and remediated. We conduct additional follow-up audits at our discretion to confirm compliance with our Supplier Social Compliance Standards. Any concerns regarding suppliers or our compliance program can be reported to our Corporate Social Compliance team as specified on our Corporate Social Compliance website. During 2025, we conducted 164 supplier audits of our sites & suppliers.
Supplier Engagement
We rely on our direct (tier one) suppliers to provide information on the origin of the 3TGs contained in components and materials supplied to us - including sources of 3TGs that are supplied to them from upstream suppliers.
In addition, we conduct periodic in-house training of our Procurement function to educate employees to identify 3TGs in products and to work more closely with our suppliers to encourage responsible sourcing.
Grievance Mechanism
We maintain a comprehensive and multi-faceted system for the reporting of Code of Conduct violations, concerns and grievances. To ensure that every employee (and every stakeholder) has the ability to report concerns on an anonymous basis, we have established a Code of Conduct telephone helpline which is staffed by a professional independent company. This line is available 24 hours a day, 365 days a year, and one can give a report in one of multiple available languages. Our Code of Conduct, as well as the reporting process and helpline contact information, is available on our external website.
Calls are investigated by various internal subject matter experts in our Compliance, Internal Audit, Global Security, Human Resources and Legal departments. We report summary results and statistics to our executive leadership and our Board of Directors as deemed appropriate.
Maintenance of Records
We have adopted a policy to retain relevant documentation for a minimum of five years.

Identify and Assess Risk in the Supply Chain
As part of our due diligence process, we reviewed our suppliers’ responses to the supply chain survey against criteria developed to determine which responses required further engagement. These criteria included untimely or incomplete responses, as well as inconsistencies within the reported data.
Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. We compared each facility listed in the responses to the lists of smelters and refiners maintained by the RMI to verify the existence of the facility and to determine whether the facility is certified as conformant with the RMAP assessment protocols.
We classify each listed smelter or refiner as high, medium or low risk based on three scoring criteria: geographic proximity to the Covered Countries, Conflict-Free Sourcing Program audit status and known or plausible evidence of unethical or conflict sourcing. Based on these criteria, we have identified no facilities as being high risk. When a supplier reports a high risk facility on a CMRT, we initiate risk mitigation activities. When CMRT responses include any high or medium risk facilities, we request the supplier to provide a product-specific CMRT to better identify any connection between the subject facilities and the products supplied to us.
If any smelter or refiner is not recognized by the RMI, we conduct outreach and research to gain more information about whether they are a smelter or a refiner, sourcing practices, location, and country of origin. Additionally, if any smelter is not certified conformant, we conduct outreach providing education on the Conflict-Free Smelter Program and encourage them to join this program.
Design and Implement a Strategy to Respond to Identified Risks
We have developed a risk management plan that includes the following elements:
•Communication directly with our suppliers of our conflict minerals requirements under our Supplier Social Compliance Standards, as described above.
•Communication with suppliers who do not satisfy our due diligence requests to obtain more complete and accurate responses.
•Additional follow up, due diligence, and/or risk mitigation activities, as appropriate, upon learning of changes in supplier circumstances or information.
Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not typically have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain.
Report Annually on Supply Chain Due Diligence
We report annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.
Due Diligence Results
Attachment A lists the 255 legitimate smelters and refiners that the suppliers we surveyed reported as being in their supply chains and indicates which of these smelters and refiners have been certified as RMAP Conformant. The majority of the responses received either provided data at a company or divisional level or did not specify the smelters or refiners used for materials supplied to us. We are therefore unable to determine whether the smelters or refiners reported by certain suppliers processed the 3TGs in the materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. Attachment B contains an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and publicly by the RMI.
We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products with the greatest possible specificity, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners using the RMI list, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.
This Report has not been audited, nor is an independent private sector audit required for this Report.

Risk Mitigation and Due Diligence Improvement
We have taken or intend to take the following steps to further mitigate the risk that the 3TGs in our Covered Products could benefit armed groups in the Covered Countries:
•Continue to review the refinement and expansion of the RMI list of smelters and refiners to validate the smelters and refiners provided by suppliers.
•Provide continuing education of the Core Team and stakeholders on their on-going responsibilities with respect to conflict minerals compliance and any legislative or organizational developments.
•Encourage suppliers that provided company or division level information for 2025 to provide product level information for 2026 through ongoing communications with these suppliers.
•Maintain a global supplier screening program that requires our suppliers to provide information regarding 3TGs and requires each new in-scope direct supplier we add to our supply chain to provide a completed CMRT.

Attachment A
2025 Facility List
The following lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains and indicates which of these smelters and refiners have been certified as conformant by RMI or are recognized by LBMA and/or RJC.

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES	Conformant
Gold	Advanced Chemical Company	UNITED STATES	Conformant
Gold	Agosi AG	GERMANY	Recognized
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Recognized
Tin	Alpha Assembly Solutions Inc	UNITED STATES	Conformant
Tantalum	AMG Brasil	BRAZIL	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Recognized
Gold	Argor-Heraeus S.A.	SWITZERLAND	Recognized
Gold	Asahi Pretec Corp.	JAPAN	Recognized
Gold	Asahi Refining Canada Ltd.	CANADA	Recognized
Gold	Asahi Refining USA Inc.	UNITED STATES	Recognized
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Conformant
Gold	Aurubis AG	GERMANY	Recognized
Tin	Aurubis Beerse	BELGIUM	Conformant
Tin	Aurubis Berango	SPAIN	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Boliden Ronnskar	SWEDEN	Recognized
Gold	C. Hafner GmbH + Co. KG	GERMANY	Recognized
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Recognized
Tin	PT Aries Kencana Sejahtera	INDONESIA	Unknown
Gold	Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES	Recognized
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Gold	Chimet S.p.A.	ITALY	Recognized
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Coimpa Industrial LTDA	BRAZIL	Conformant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active
Tin	CRM Synergies	SPAIN	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Tin	CV Ayi Jaya	INDONESIA	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Tantalum	D Block Metals, LLC	UNITED STATES	Conformant
Gold	Do Sung Corporation	SOUTH KOREA	Conformant
Tin	Dongguan Best Alloys Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co. Ltd.	CHINA	Unknown
Gold	Dowa	JAPAN	Conformant
Tin	Dowa	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Elite Industech Co., Ltd.	TAIWAN	Conformant
Tin	EM Vinto	BOLIVIA	Conformant
Tin	Estanho de Rondônia S.A.	BRAZIL	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Active
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tungsten	GEM Co., Ltd.	CHINA	Conformant
Gold	GG Refinery Ltd.	TANZANIA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Unknown
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	Conformant
Tungsten	Global Tungsten & Powders LLC	UNITED STATES	Conformant
Gold	Gold by Gold Colombia	COLOMBIA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Gold	HeeSung Metal Ltd.	SOUTH KOREA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Recognized
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Recognized
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Recognized
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Recognized
Gold	Istanbul Gold Refinery	TURKEY	Recognized
Gold	Italpreziosi	ITALY	Recognized
Gold	Japan Mint	JAPAN	Recognized

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Recognized
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Unknown
Tin	PT Babel Surya Alam Lestari	INDONESIA	Unknown
Tin	PT Bukit Timah	INDONESIA	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Unknown
Tin	PT Sariwiguna Binasentosa	INDONESIA	Unknown
Tin	PT Stanindo Inti Perkasa	INDONESIA	Unknown
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	CHINA	Active
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tin	PT Timah Nusantara	INDONESIA	Unknown
Tin	PT Tinindo Inter Nusa	INDONESIA	Unknown
Tin	PT Tommy Utama	INDONESIA	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tantalum	QuantumClean	UNITED STATES	Unknown
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Recognized
Gold	Kazzinc	KAZAKHSTAN	Recognized
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tungsten	Kenee Mining Corporation	VIETNAM	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Recognized
Gold	KGHM Polska Miedz S.A.	POLAND	Recognized
Gold	Kochi daiicihi Yamaminami plant	JAPAN	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	SOUTH KOREA	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Torecom	SOUTH KOREA	Unknown
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	Conformant
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN	Conformant
Gold	LS MnM Inc.	SOUTH KOREA	Recognized
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan High-Tech Materials	VIETNAM	Conformant
Gold	Materion	UNITED STATES	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Recognized
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Metallic Resources, Inc.	UNITED STATES	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Recognized
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Recognized
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Recognized
Gold	Metalor Technologies S.A.	SWITZERLAND	Recognized
Gold	Metalor USA Refining Corporation	UNITED STATES	Recognized
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Unknown
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Recognized
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Unknown
Tin	Mining Minerals Resources SARL	DEMOCRATIC REPUBLIC OF THE CONGO	Conformant
Tin	Minsur	PERU	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Recognized
Tin	Melt Metais e Ligas S.A.	BRAZIL	Unknown
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MKS PAMP SA	SWITZERLAND	Recognized
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Recognized
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Recognized
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Recognized
Gold	NH Recytech Company	SOUTH KOREA	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Recognized
Tantalum	Ningxia Non-Ferrous Metal Smeltery	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Recognized
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Tantalum	PowerX Ltd.	RWANDA	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Recognized
Tin	PT Arsed Indonesia	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Unknown
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Unknown
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	Unknown
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Recognized
Gold	L'Orfebre S.A.	ANDORRA	Unknown
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Recognized
Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant
Tin	Resind Ind e Com Ltda.	BRAZIL	Conformant
Tantalum	Resind Ind e Com Ltda.	BRAZIL	Conformant
Tantalum	RFH	CHINA	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA	Unknown
Gold	Royal Canadian Mint	CANADA	Recognized
Tin	PT Menara Cipta Mulia	INDONESIA	Unknown
Tin	Rui Da Hung	TAIWAN	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Recognized
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Recognized
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Recognized
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	Unknown
Gold	Safimet S.p.A	ITALY	Unknown
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Recognized
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Unknown
Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Unknown
Gold	Impala Platinum - Rustenburg	SOUTH AFRICA	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Recognized
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Recognized
Tin	Precious Minerals and Smelting Limited	INDIA	Unknown
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Unknown
Gold	SungEel HiMetal Co., Ltd.	SOUTH KOREA	Conformant
Tin	Super Ligas	BRAZIL	Conformant
Gold	T.C.A S.p.A	ITALY	Recognized
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Recognized
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Unknown
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Telex Metals	UNITED STATES	Conformant
Tungsten	Fujian Xinlu Tungsten	CHINA	Unknown
Gold	WEEEREFINING	FRANCE	Unknown
Tin	Thaisarco	THAILAND	Conformant
Tin	DS Myanmar	MYANMAR	Unknown
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tantalum	5D Production OU	ESTONIA	Unknown
Tin	Tin Technology & Refining	UNITED STATES	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Recognized
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Recognized
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM	Conformant
Tantalum	ULBA	KAZAKHSTAN	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Recognized
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Recognized
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	Unknown
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Recognized
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tin	Woodcross Smelting Company Limited	UGANDA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Recognized
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	Recognized

Attachment B
2025 Countries of Origin
The following lists the countries of origin from which the reported facilities in Attachment A collectively source conflict minerals based on information provided by our suppliers and the RMI.

ANDORRA	GERMANY	RWANDA
AUSTRALIA	INDIA	SINGAPORE
AUSTRIA	INDONESIA	SOUTH AFRICA
BELGIUM	ITALY	SPAIN
BOLIVIA	JAPAN	SWEDEN
BRAZIL	KAZAKHSTAN	SWITZERLAND
CANADA	KOREA	TAIWAN
CHILE	MALAYSIA	TANZANIA
CHINA	MEXICO	THAILAND
COLOMBIA	MYANMAR	TURKEY
DEMOCRATIC REPUBLIC OF THE CONGO	NETHERLANDS	UGANDA
CZECHIA	PERU	UNITED STATES
ESTONIA	PHILIPPINES	UZBEKISTAN
FRANCE	POLAND	VIETNAM